SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 4, 2007
CELEBRATE EXPRESS, INC.
(Exact name of Registrant as specified in its charter)

Washington	000-50973	91-1644428
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11220 – 120th Avenue NE
Kirkland, Washington 98033
(Address of principal executive offices and Zip Code)
Registrant’s telephone number, including area code: (425) 250-1061

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
     Attached and incorporated herein by reference as Exhibit 99.1 is a copy of the press release of Celebrate Express, Inc., dated January 4, 2007, reporting the financial results of Celebrate Express, Inc. (the “Company”), for the three and six months ended November 30, 2006.
     The information in Item 2.02 of this Current Report on Form 8-K, including the exhibit filed under Item 9.01, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     The Company announced the appointment of Ms. Beth Sommers as vice president of merchandising. Ms. Sommers, age 45, has an anticipated start date with the Company of February 1, 2007. Ms. Sommers has been a merchandising consultant for catalog, television and big box retailers since June 2005 for Anderson Sommers, LLP, a consulting firm she founded. From January 2004 to June 2005, Ms. Sommers was a director of merchandising for firstSTREET, an online and catalog retail brand of TechnoBrands, Inc. Ms. Sommers was a merchandising director for Shop at Home, LLC from September 2002 until January of 2004. From May 2000 until March of 2001, Ms. Sommers was vice president of merchandising for Blockbuy.com, Inc., a provider of group purchasing solutions to the internet marketplace. From January 1998 until May of 2000, Ms. Sommers was director of merchandising, new product development and brand development for Semmelhack and Associates, a marketing and merchandising consulting company. From September of 1985 until January 1998 Ms. Sommers held various retail and merchandising positions at Hammacher Schlemmer & Company, Inc., an online, catalog and specialty retailer. Ms. Sommers earned a B.A. in Business and Theater from Hampshire College.
     The Company has entered into an employment offer letter with Ms. Sommers in connection with her employment as vice president of merchandising. Under the terms of the offer letter, the Company agreed to pay Ms. Sommers an annual base salary of $150,000 and an annual bonus of up to $30,000. The Company also agreed to grant Ms. Sommers stock options under the Company’s 2004 Amended and Restated Equity Incentive Plan to purchase 11,500 shares of the Company’s common stock, which will vest over a period of four years from the date of the grant. Ms. Sommers’ employment is at-will and the Company does not expect to enter into an employment agreement with her.

Item 9.01	Financial Statements and Exhibits
     (d) Exhibits.

Exhibit	Description
99.1	Press Release, dated January 4, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 4, 2007	CELEBRATE EXPRESS, INC.
	By:	/s/ Darin L. White
Darin L. White
Vice President, Finance